Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Universal Health Services, Inc. of our report dated February 25, 2026 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Universal Health Services, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
August 18, 2026

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